SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM 8-K


                          Current Report
              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported): June 27, 1997

                 SOUTHERN ELECTRONICS CORPORATION
      (Exact name of registrant as specified in its charter)



      Delaware                    0-16345               22-2715444
     (State of             (Commission File No.)    (I.R.S. Employer
   incorporation)                                  Identification No.)



                  4916 North Royal Atlanta Drive
                      Tucker, Georgia 30085
   (Address of principal executive offices, including zip code)


                          (770) 491-8962
       (Registrant's telephone number, including area code)





Items 2 and 5.     Acquisition or Disposition of Assets, Other Events

     On June 30, 1997 (the "Closing Date"), SED International, Inc., a Delaware corporation ("SED") and wholly-owned subsidiary of Southern Electronics Corporation, a Delaware corporation ("Registrant"), acquired certain significant domestic vendor product lines and other specified assets from Globelle, Inc., a New Jersey corporation ("Globelle"), in exchange for approximately $13,000,000, pursuant to an Asset Purchase Agreement dated as of June 27, 1997 (the "Purchase Agreement"), by and between SED and Globelle. Globelle was formerly engaged in the business of the wholesale distribution of microcomputers, computer printers, plotters, facsimile machines and computer peripheral products and the assembly and configuration of such microcomputers and computer peripheral products (the "Business") and, following the Closing Date, will wind down such Business. The assets transferred to SED consisted of Globelle's domestic distribution rights with certain vendor product lines, including those of Hewlett-Packard Company; specified equipment; other tangible and intangible assets of Globelle and certain books and records relating to the aforementioned assets (collectively, the "Assets"). SED did not assume any of Globelle's liabilities, inventories or accounts receivable.

     The aggregate consideration paid by SED for the Assets was approximately $13,000,000, payable as follows: (i) $11,000,000 paid by SED to Globelle on the Closing Date; (ii) $1,350,000 (the "Hold-Back Amount") to be paid by SED to Globelle in accordance with the terms of a Hold-Back Agreement between SED and Globelle dated as of June 27, 1997 (the "Hold-Back Agreement"); (iii) $650,000 (the "Escrow Amount") placed in escrow pursuant to an Escrow Agreement between SED and Globelle dated June 27, 1997 (the "Escrow Agreement"). Funding for the transaction was provided pursuant to a First Amendment to Credit Agreement dated June 27, 1997, among Registrant, SED, Wachovia Bank, N.A. ("Wachovia"), and National City Bank of Columbus.

     Pursuant to the Hold-Back Agreement, SED promised to pay Globelle the Hold-Back Amount when and if certain U.S. distributor agreements for product lines (the "Vendor Contracts") between Globelle and certain vendors are assigned to or executed by SED. Payment of the Hold-Back Amount is secured by standby letters of credit issued to Globelle at closing. SED is not obligated to pay that portion of the Hold-Back Amount related to any Vendor Contract not so assigned to or executed by SED before June 27, 1998.

     Pursuant to the Escrow Agreement, the Escrow Amount was placed in escrow to support the indemnity provided by Globelle in favor of SED under the Purchase Agreement and for certain other matters. Subject to the resolution of any disputes between SED and Globelle with respect to the distribution of the Escrow Amount, the balance of the Escrow Amount remaining in escrow will be transferred to Globelle on or about April 1, 1998.

     SED entered into certain non-competition and non-use agreements with Globelle and Globelle Corporation, a Canadian corporation ("Parent") and the indirect sole shareholder of Globelle. The non-competition agreements prohibit Globelle and Parent for a specified period from engaging in the Business within the United States, the District of Columbia or Puerto Rico (collectively, the "Territory") or from disclosing certain confidential information or trade secrets. The non-use agreements prohibit Globelle and Parent for a specified period of time from using certain tradenames within the Territory.

     Globelle and SED have agreed to indemnify each other against certain matters, as more fully described in the Purchase Agreement.

     Prior to and in connection with the closing of the transaction with Globelle, SED agreed to reimburse Globelle for certain costs and expenses related to certain sales employees of Globelle for the month of June 1997. Following closing, SED hired a number of the former sales employees of Globelle.

Item 7.   Financial Statements and Exhibits

    (c)   Exhibits

          In accordance with Item 7(c) of Form 8-K, the following exhibits are included in this report:

    (2) Asset Purchase Agreement dated as of June 27, 1997, between SED International, Inc. and Globelle, Inc. The following is a list of omitted schedules and exhibits which Registrant agrees to furnish supplementally to the Commission upon request:

              Schedules to Agreement

2.01(a)        Equipment
2.01(b)        Contract Rights - Vendors
4.01(a)        Qualification
4.01(c)        Officers and Directors
4.02           Financial Statements
4.04(b)(2)     General Description and Location of any Personal
               Property not at Company's Principal Place of Business
4.07(a)        Litigation Claims
4.07(b)        Judgments, Orders, Writs
4.08           Salaried Employees
4.09(a)(1)     Employee Benefit Plans
4.09(a)(2)     Plan Compliance
4.12(b)        Tax Returns
4.12(c)        Tax Audits
4.12(d)        Tax Sharing Agreements
4.14           Insurance Policies
4.15           Major Vendors and Customers
4.17           No Conflict
4.18           Agreements in Full Force and Effect
4.19           Required Consents and Approvals
4.20           Absence of Certain Changes and Events
6.01           3Com Inventory List and 3Com Letter of June 18, 1997 to
               Buyer
6.05           Facilities

               Exhibits to Agreement

2.04(b)        Hold-Back Agreement
2.04(c)(1)     Security Agreement
2.04(c)(2)     Escrow Agreement
2.07(a)        Parent Non-Competition Agreement
2.07(b)        Seller Non-Competition Agreement
4.06(a)        Seller Non-Use Agreement
4.06(b)        Parent Non-Use Agreement
9.15           License Agreement

                            SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.



                             SOUTHERN ELECTRONICS CORPORATION




Date: July 14, 1997               By:/s/ LARRY G. AYERS
                                  Larry G. Ayers
                                  Chief Financial Officer,
                                  Vice President-Finance,
                                  Treasurer and Secretary


                          EXHIBIT INDEX

Exhibit No.                  Document
No.

    2. Asset Purchase Agreement dated as of June 27, 1997, between SED International, Inc. and Globelle, Inc. The following is a list of omitted schedules and exhibits which Registrant agrees to furnish supplementally to the Commission upon request:

               Schedules to Agreement

2.01(a)        Equipment
2.01(b)        Contract Rights - Vendors
4.01(a)        Qualification
4.01(c)        Officers and Directors
4.02           Financial Statements
4.04(b)(2)     General Description and Location of any Personal
               Property not at Company's Principal Place of Business
4.07(a)        Litigation Claims
4.07(b)        Judgments, Orders, Writs
4.08           Salaried Employees
4.09(a)(1)     Employee Benefit Plans
4.09(a)(2)     Plan Compliance
4.12(b)        Tax Returns
4.12(c)        Tax Audits
4.12(d)        Tax Sharing Agreements
4.14           Insurance Policies
4.15           Major Vendors and Customers
4.17           No Conflict
4.18           Agreements in Full Force and Effect
4.19           Required Consents and Approvals
4.20           Absence of Certain Changes and Events
6.01           3Com Inventory List and 3Com Letter of June 18, 1997 to
               Buyer
6.05           Facilities

               Exhibits to Agreement

2.04(b)        Hold-Back Agreement
2.04(c)(1)     Security Agreement
2.04(c)(2)     Escrow Agreement
2.07(a)        Parent Non-Competition Agreement
2.07(b)        Seller Non-Competition Agreement
4.06(a)        Seller Non-Use Agreement
4.06(b)        Parent Non-Use Agreement
9.15           License Agreement



                     ASSET PURCHASE AGREEMENT

                            BETWEEN

                    SED INTERNATIONAL, INC.

                              AND

                         GLOBELLE, INC.



                      Dated June 27, 1997




                           TABLE OF CONTENTS


Article                                                          Page

ARTICLE I      DEFINITIONS . . . . . . . . . . . . . . . . . . .   1

ARTICLE II     PURCHASE AND SALE OF ASSETS . . . . . . . . . . .   3
   2.01        Transfer of the Assets. . . . . . . . . . . . . .   3
   2.02        Aggregate Purchase Price of the Assets. . . . . .   3
   2.03        Allocation. . . . . . . . . . . . . . . . . . . .   3
   2.04        Method of Payment . . . . . . . . . . . . . . . .   3
   2.05        Manner of Effecting Sale. . . . . . . . . . . . .   4
   2.06        No Liabilities Assumed. . . . . . . . . . . . . .   5
   2.07        Name Change and Non-Competition . . . . . . . . .   5
   2.08        Closing . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE III    [Reserved]. . . . . . . . . . . . . . . . . . . .   5

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF SELLER. . . . .   5
   4.01        Organization and Authorization. . . . . . . . . .   5
   4.02        Financial Statements. . . . . . . . . . . . . . .   6
   4.03        No Violation of Law . . . . . . . . . . . . . . .   7
   4.04        Property. . . . . . . . . . . . . . . . . . . . .   7
   4.05        [Reserved]. . . . . . . . . . . . . . . . . . . .   8
   4.06        Intellectual Property . . . . . . . . . . . . . .   8
   4.07        Litigation. . . . . . . . . . . . . . . . . . . .   9
   4.08        Salaried Employees. . . . . . . . . . . . . . . .   9
   4.09        Employee Benefit Plans. . . . . . . . . . . . . .   9
   4.10        Collective Bargaining . . . . . . . . . . . . . .  10
   4.11        Labor Disputes. . . . . . . . . . . . . . . . . .  10
   4.12        Tax Matters . . . . . . . . . . . . . . . . . . .  11
   4.13        [Reserved]. . . . . . . . . . . . . . . . . . . .  12
   4.14        Insurance Policies. . . . . . . . . . . . . . . .  12
   4.15        Major Vendors and Customers . . . . . . . . . . .  12
   4.16        Contracts and Commitments . . . . . . . . . . . .  13
   4.17        No Conflict . . . . . . . . . . . . . . . . . . .  13
   4.18        Agreements in Full Force and Effect . . . . . . .  13
   4.19        Required Consents and Approvals . . . . . . . . .  13
   4.20        Absence of Certain Changes and Events . . . . . .  13
   4.21        Disclosure. . . . . . . . . . . . . . . . . . . .  14
   4.22        No Fraudulent Intent. . . . . . . . . . . . . . .  14
   4.23        Transaction in Best Interests of Seller and Seller's
               Creditors; Consideration. . . . . . . . . . . . .  14
   4.24        Environmental Requirements. . . . . . . . . . . .  14
   4.25        Rental Obligations. . . . . . . . . . . . . . . .  15

ARTICLE V      REPRESENTATIONS, WARRANTIES AND COVENANTS OF
               BUYER . . . . . . . . . . . . . . . . . . . . . .  15
   5.01        Organization. . . . . . . . . . . . . . . . . . .  15
   5.02        Authorization . . . . . . . . . . . . . . . . . .  15
   5.03        No Conflict . . . . . . . . . . . . . . . . . . .  15
   5.04        Disclosure. . . . . . . . . . . . . . . . . . . .  15
   5.05        Covenant Not to Purchase. . . . . . . . . . . . .  16

ARTICLE VI COVENANTS OF SELLER . . . . . . . . . . . . . . . . .  16
   6.01        Return of Certain Inventory to 3Com Corporation .  16
   6.02        Access. . . . . . . . . . . . . . . . . . . . . .  16
   6.03        [Reserved]. . . . . . . . . . . . . . . . . . . .  17
   6.04        Preparation of Supporting Documents . . . . . . .  17
   6.05        Use of Facilities . . . . . . . . . . . . . . . .  17

ARTICLE VII    COVENANTS OF THE PARTIES . . . . . . . . . . . . . 17
   7.01        Confidentiality  . . . . . . . . . . . . . . . . . 17
   7.02        Employee Benefits Plan . . . . . . . . . . . . . . 18

ARTICLE VIII   CONDITIONS TO OBLIGATIONS OF SELLER. . . . . . . . 19
   8.01        Representations and Warranties True at
               Closing Date . . . . . . . . . . . . . . . . . . . 19
   8.02        Litigation . . . . . . . . . . . . . . . . . . . . 20
   8.03        Documents Satisfactory in Form and Substance . . . 20
   8.04        Required Governmental Approvals  . . . . . . . . . 20

ARTICLE IX     CONDITIONS TO OBLIGATIONS OF BUYER . . . . . . . . 20
   9.01        Representations and Warranties True at
               Closing Date . . . . . . . . . . . . . . . . . . . 20
   9.02        Assignment of Maintenance Contracts. . . . . . . . 21
   9.03        Litigation . . . . . . . . . . . . . . . . . . . . 21
   9.04        Required Governmental Approvals. . . . . . . . . . 21
   9.05        Other Necessary Consents . . . . . . . . . . . . . 21
   9.06        Opinions of Counsel to Parent and Seller . . . . . 21
   9.07        Documents Satisfactory in Form and Substance . . . 21
   9.08        Actions by Boards of Directors . . . . . . . . . . 21
   9.09        Escrow Agreement . . . . . . . . . . . . . . . . . 22
   9.10        Hold-Back Agreement. . . . . . . . . . . . . . . . 22
   9.11        Non-Competition Agreements . . . . . . . . . . . . 22
   9.12        Non-Use Agreements . . . . . . . . . . . . . . . . 22
   9.13        Assignment of "FACTS" License. . . . . . . . . . . 22
   9.14        Form UCC Financing Statements. . . . . . . . . . . 22
   9.15        Occupancy of Facilities. . . . . . . . . . . . . . 22
   9.16        Officers' Certificate. . . . . . . . . . . . . . . 23

ARTICLE X      POST-CLOSING ADJUSTMENTS . . . . . . . . . . . . . 23
   10.01       Taxes, Utilities, Assessments and
               Similar Adjustments. . . . . . . . . . . . . . . . 23

ARTICLE XI     INDEMNIFICATION BY SELLER. . . . . . . . . . . . . 24
   11.01       Remedies . . . . . . . . . . . . . . . . . . . . . 24
   11.02       Indemnity Claims . . . . . . . . . . . . . . . . . 25
   11.03       Notice of Claim  . . . . . . . . . . . . . . . . . 25
   11.04       Defense. . . . . . . . . . . . . . . . . . . . . . 26
   11.05       Limitations. . . . . . . . . . . . . . . . . . . . 26

ARTICLE XII    INDEMNIFICATION BY BUYER . . . . . . . . . . . . . 27
   12.01       Remedies . . . . . . . . . . . . . . . . . . . . . 27
   12.02       Indemnity Claims . . . . . . . . . . . . . . . . . 27
   12.03       Notice of Claim. . . . . . . . . . . . . . . . . . 28
   12.04       Defense. . . . . . . . . . . . . . . . . . . . . . 28
   12.05       Limitations. . . . . . . . . . . . . . . . . . . . 28
   12.06       Customer Claims. . . . . . . . . . . . . . . . . . 29

ARTICLE XIII   MISCELLANEOUS. . . . . . . . . . . . . . . . . . . 29
   13.01       Bulk Sales Law . . . . . . . . . . . . . . . . . . 29
   13.02       No Liens Created . . . . . . . . . . . . . . . . . 29
   13.03       Entire Agreement . . . . . . . . . . . . . . . . . 29
   13.04       Amendment. . . . . . . . . . . . . . . . . . . . . 29
   13.05       Parties Bound by Agreement; Successors and
               Assigns. . . . . . . . . . . . . . . . . . . . . . 29
   13.06       Counterparts . . . . . . . . . . . . . . . . . . . 30
   13.07       Headings . . . . . . . . . . . . . . . . . . . . . 30
   13.08       Modification and Waiver. . . . . . . . . . . . . . 30
   13.09       Expenses . . . . . . . . . . . . . . . . . . . . . 30
   13.10       Notices. . . . . . . . . . . . . . . . . . . . . . 30
   13.11       Brokerage. . . . . . . . . . . . . . . . . . . . . 31
   13.12       Governing Law. . . . . . . . . . . . . . . . . . . 32
   13.13       Public Announcements . . . . . . . . . . . . . . . 32
   13.14       "Seller's Knowledge" . . . . . . . . . . . . . . . 32
   13.15       Construction . . . . . . . . . . . . . . . . . . . 32
   13.16       No Third-Party Beneficiaries . . . . . . . . . . . 32
   13.17       "Including". . . . . . . . . . . . . . . . . . . . 32
   13.18       References . . . . . . . . . . . . . . . . . . . . 32

SCHEDULES

2.01(a)        Equipment
2.01(b)        Contract Rights - Vendors
4.01(a)        Qualification
4.01(c)        Officers and Directors
4.02           Financial Statements
4.04(b)(2)     General Description and Location of any Personal
               Property not at Company's Principal Place of Business
4.07(a)        Litigation Claims
4.07(b)        Judgments, Orders, Writs
4.08           Salaried Employees
4.09(a)(1)     Employee Benefit Plans
4.09(a)(2)     Plan Compliance
4.12(b)        Tax Returns
4.12(c)        Tax Audits
4.12(d)        Tax Sharing Agreements
4.14           Insurance Policies
4.15           Major Vendors and Customers
4.17           No Conflict
4.18           Agreements in Full Force and Effect
4.19           Required Consents and Approvals
4.20           Absence of Certain Changes and Events
6.01           3Com Inventory List and 3Com Letter of
               June 18, 1997 to Buyer
6.05           Facilities

EXHIBITS

2.04(b)        Hold-Back Agreement
2.04(c)(1)     Security Agreement
2.04(c)(2)     Escrow Agreement
2.07(a)        Parent Non-Competition Agreement
2.07(b)        Seller Non-Competition Agreement
4.06(a)        Seller Non-Use Agreement
4.06(b)        Parent Non-Use Agreement
9.06(a)        Opinion of Counsel to Seller
9.06(b)        Opinion of Counsel to Parent
9.14           Form UCC-3 Partial Termination Statements and
               Form UCC-1 Financing Statements of Seller
9.15           License Agreement


                     ASSET PURCHASE AGREEMENT


     THIS AGREEMENT, effective as of the 27th day of June, 1997, by and between Globelle, Inc., a New Jersey corporation ("Seller"), and SED International, Inc., a Delaware corporation ("Buyer");


                       W I T N E S S E T H:

     WHEREAS, Seller is in the business of the wholesale distribution of microcomputers, computer printers, plotters, facsimile machines and computer peripheral products and the assembly and configuration of such microcomputers and computer peripheral products (the "Business");

     WHEREAS, upon and subject to the terms and conditions contained herein, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, certain domestic vendor product lines, the customer list and other assets of Seller;

     NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon and subject to the terms and conditions hereinafter set forth, the parties do hereby agree as follows:


                           ARTICLE I

                           DEFINITIONS
     Certain of the defined terms used herein shall have the meanings ascribed to them below:

     "Agreement" means this Asset Purchase Agreement between the Seller and the Buyer, together with all Schedules and Exhibits attached hereto.

     "Assets" means the (i) Equipment, (ii) Contract Rights, (iii) Records, (iv) Non-Competition Agreements and (v) Non-Use Agreements.

     "Contract Rights" means all rights of the Seller in, to and under the authorized distributor agreements or relationships with the vendors listed on Schedule 2.01(b).

     "Closing" means the consummation of the purchase of the Assets.

     "Closing Date" means the date specified in Section 2.08 of this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Equipment" means all items described in Schedule 2.01(a), together with any and all assignable warranties of third parties covering same.

     "Facilities" means the buildings and office space leased by Seller, as of the date hereof, for use by Seller's sales force and configuration department and described in Schedule 6.05.

     "Non-Competition Agreements" mean that certain Seller
Non-Competition Agreement and that certain Parent Non-Competition
Agreement.

     "Non-Use Agreements" means that certain Seller Non-Use Agreement and that certain Parent Non-Use Agreement.

     "Parent" means Globelle Corporation, a corporation organized under the laws of the province of Ontario, Canada and the sole beneficial shareholder of Seller.

     "Parent Non-Competition Agreement" means that certain
Non-Competition Agreement of even date herewith between Buyer and Parent substantially in the form of Exhibit 2.07(a) hereto.

     "Parent Non-Use Agreement" means that certain Non-Use Agreement of even date herewith between Buyer and Parent substantially in the form of Exhibit 4.06(b) hereto.

     "Records" means all books and records, wherever located and in whatever medium, of Seller related to the Assets, including but not limited to catalogs, sales materials, telephone, computer and software manuals, customer lists, historical credit and sales data by customer and historical sales data by vendor and SKU.

     "Security Agreement" means that certain Security Agreement of even date herewith between Buyer and Seller substantially in the form of Exhibit 2.04(c)(1) hereto.

     "Seller Non-Competition Agreement" means that certain
Non-Competition Agreement of even date herewith between Buyer and Seller substantially in the form of Exhibit 2.07(b) hereto.

     "Seller Non-Use Agreement" means that certain Non-Use Agreement of even date herewith between Buyer and Seller substantially in the form of Exhibit 4.06(a) hereto.



                           ARTICLE II

                   PURCHASE AND SALE OF ASSETS
     2.01 Transfer of the Assets. Subject to the terms and conditions set forth in this Agreement, as of the effective time of Closing on the Closing Date, Seller agrees to sell, convey, assign and transfer to Buyer, and Buyer agrees to purchase, accept and take from Seller all of the Assets.

     2.02 Aggregate Purchase Price of the Assets. The aggregate purchase price of the Assets (the "Purchase Price") shall be Thirteen Million and 00/100 Dollars ($13,000,000) to be adjusted and allocated as set forth in Section 2.03 below.

     2.03 Allocation. The Purchase Price shall be allocated as follows:

            (a) One Million Dollars ($1,000,000) to the tangible assets included in the Assets;

            (b) Eleven Million Eight Hundred Ninety-Nine Thousand Dollars ($11,899,000) to the intangible assets (other than as specifically identified in Section 2.03(c) and (d) hereof) included in the Assets;

            (c) One Hundred Thousand Dollars ($100,000) to Seller as consideration under the Seller Non-Competition Agreement; and

            (d) One Thousand Dollars ($1,000) to Parent as consideration under the Parent Non-Competition Agreement.

     Notwithstanding anything to the contrary contained in this
Section 2.03, the Purchase Price shall be adjusted if, and to the extent, Buyer is not assigned or does not enter into written authorized distributor agreements with each of the vendors named on
Schedule 2.01(b) within one year after the Closing Date, as more fully described in such Schedule.

     2.04 Method of Payment.  The Purchase Price shall be paid by
Buyer to Seller as follows:

            (a) At Closing, Eleven Million Dollars ($11,000,000), less certain expenses of the Closing to be paid by Seller as agreed by Buyer and Seller, shall be paid by wire transfer from Buyer to Seller, pursuant to wire transfer instructions to be provided by Seller prior to Closing; and

            (b) One Million Three Hundred Fifty Thousand Dollars ($1,350,000) (the "Hold-Back Amount") shall be paid by Buyer to Seller in accordance with the terms of a Hold-Back Agreement between Seller and Buyer dated of even date herewith ("Hold-Back Agreement") substantially in the form attached hereto as Exhibit 2.04(b) and Schedule 2.01(b) attached hereto; and

            (c) At Closing, Six Hundred Fifty Thousand Dollars ($650,000) (the "Escrow Amount") shall be paid by check to Seller, with Seller thereupon endorsing such check as payable to the order of Buyer and delivering the check, as so endorsed, to Buyer, together with the Security Agreement substantially in the form of Exhibit 2.04(c)(1); immediately thereafter, Buyer shall deliver such check for deposit in an interest bearing account to its bailee, The Bank of New York, and Buyer, Seller and The Bank of New York, as escrow agent, shall thereupon execute an escrow agreement (the "Escrow Agreement") substantially in the form attached hereto as Exhibit 2.04(c)(2).

     2.05 Manner of Effecting Sale. The sale, conveyance, transfer, assignment and delivery of the Assets by Seller to Buyer shall be effected by such deeds, bills of sale, endorsements, assignments, transfers and other instruments of transfer and conveyance in such form, including, without limitation, warranties of title, as Buyer or Buyer's counsel shall reasonably request and shall be free and clear of all liens, claims, encumbrances or other rights that any party may have over the Assets. The party legally obligated to pay any asset sales or transfer taxes or other like taxes imposed as a result of the sale, conveyance, transfer, assignment and delivery of the Assets to Buyer shall pay such taxes.

     In connection with the transfer of all intangible Assets, Seller shall provide to Buyer any and all written or recorded information concerning any such property, including, without limitation, documents evidencing Seller's right, title and interest to the software, databases, instruction manuals and similar intellectual property related thereto, Seller's sales and purchase records, accounts and similar documentation, including the Seller's Records, Seller's know how concerning any aspect of the Assets, as well as all of Seller's business documents and correspondence related thereto. To the extent the customer information, cost and supply data, or know how are not evidenced by or reflected in existing corporate documents, records or other sources which are to be transferred in accordance with this Agreement, Seller shall so inform Buyer of such information, data and, at Buyer's request, know how, in order to disclose fully and effectually such information, data and know how to Buyer. The parties expressly agree that Seller shall be entitled to retain an original, at its sole cost and expense, of any Records relating to Taxes and a copy, at its sole expense, of any other Records, and shall be granted reasonable access during normal business hours, and upon reasonable prior written notice to Buyer, to the originals of its Records transferred to Buyer under this Agreement in order to avail itself of any claims or defenses against a third party in any matters accruing prior to Closing. Any such access granted to Seller shall be at Seller's sole cost and expense.

     2.06 No Liabilities Assumed. Notwithstanding anything in this Agreement to the contrary, it is expressly understood and agreed by Buyer and Seller that Buyer shall not assume or become liable for the payment of any debts, liabilities, losses, accounts payable, bank indebtedness, mortgages, or other obligations of Seller, whether the same are known or unknown, now existing or hereafter arising, of whatever nature or character, whether absolute or contingent, liquidated or disputed, other than any liabilities for breaches by Buyer specifically enumerated in Section 12.01 of this Agreement.

     2.07 Name Change and Non-Competition. Until December 31, 1997, Seller shall have the right to use the name "Globelle" solely for the purpose of liquidating its inventory and collecting its accounts receivable. Thereafter, Seller and Globelle US Holdings Corp., Seller's sole direct stockholder, shall not, and shall not allow any affiliate under their control to, engage in any business or other activity in the United States using the name Globelle or any confusingly similar name except as permitted under the terms of the Parent Non-Competition Agreement. At Closing, Parent and Seller shall each enter into Non-Competition Agreements with Buyer substantially in the forms attached hereto as Exhibits 2.07(a) and (b), respectively.

     2.08 Closing. Subject to the satisfaction or waiver of the conditions set forth herein, the consummation of the purchase and sale of the Assets (the "Closing") shall take place at 10:00 a.m. on June 30, 1997, effective as of June 27, 1997, in the offices of Long Aldridge Norman LLP, located at Suite 5300, 303 Peachtree Street, Atlanta, Georgia, or on such other date and at such other time and place as the parties shall agree in writing (the "Closing Date").


                          ARTICLE III

                            [Reserved]

                           ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF SELLER

     To induce Buyer to enter into this Agreement, Seller hereby represents and warrants to Buyer as follows:

     4.01 Organization and Authorization.

          (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has all requisite power and authority, corporate or otherwise, to conduct its Business as it is now being conducted and to own or lease its properties and assets, and is duly qualified and in good standing in the jurisdictions set forth on
     Schedule 4.01(a). Seller is duly qualified and in good standing in every jurisdiction of the United States in which the failure to be so qualified would have a material adverse effect on its business, operations or financial condition.

          (b) The copies of the charter documents and bylaws of Seller that have been previously delivered to Buyer are the complete, true and correct charter documents and bylaws of Seller in effect as of the date hereof.

          (c) The current officers and directors of Seller are listed on Schedule 4.01(c).

          (d) Seller has the right, power and capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary action, corporate or otherwise, on the part of Seller. This Agreement has been duly and validly executed and delivered by Seller and constitutes Seller's legal, valid and binding obligation, enforceable in accordance with its terms.

     4.02 Financial Statements. Schedule 4.02 contains the audited balance sheet of GBC Technologies, Inc. and Subsidiaries for the six months ended May 31, 1996 and of Technology Marketing Group, Inc. for the year ended November 30, 1995 and the period from February
1, 1994 to November 30, 1994 and the related audited statements of income, retained earnings, and cash flows for the periods then ended, and the related notes thereto; and the unaudited balance sheet of Seller as of February 28, 1997, and the related unaudited profit and loss statements for the nine (9) month period then ended (the "Audited Financial Statements" and the "Interim Financial Statements," respectively, and collectively the "Financial Statements"). In addition, Seller hereby agrees to provide the audited balance sheet of Seller as of the fiscal year ended May 31, 1997 and the related audited statements of income, retained earnings and cash flows for the year then ended, and the related notes thereto (the "1997 Audited Financial Statements"), together with the report thereon by Deloitte & Touche, independent public accountants, to Buyer on or before September 30, 1997. The Audited Financial Statements are true, correct and complete and present fairly the financial position of Seller as of the dates thereof, and the related results of its operations for the periods then ended. To the best of Seller's knowledge, the Interim Financial Statements are true, correct and complete and present fairly the financial position of Seller as of the date thereof, and the related results of its operations for the periods then ended. The Audited Financial Statements have been prepared and the 1997 Audited Financial Statements will be prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis. The audited balance sheet as of May 31, 1996 included in the Audited Financial Statements is referred to herein as the "Audited Balance Sheet" and the unaudited balance sheet as of May 31, 1997 included in the Interim Financial Statements is referred to herein as the "Interim Balance Sheet." Buyer acknowledges that the Audited Financial Statements were prepared on a going concern basis and that the Interim Financial Statements contain some adjustments but not all adjustments necessary to reflect the financial position of Seller on a liquidation basis.

     4.03 No Violation of Law. To the best of Seller's knowledge, Seller is not, has not been and will not be (by virtue of any past or present action, omission to act, contract to which it is a party or any occurrence or state of facts whatsoever) in violation of any applicable local, state or federal law, ordinance, regulation, order, injunction or decree, or any other requirement of any governmental body, agency or authority or court binding on it, or relating to its property or business or its advertising, sales or pricing practices (including, without limitation, any antitrust laws and regulations) that could cause any liability to Buyer.

     4.04 Property.

          (a) Schedules 2.01(a) and (b) set forth a complete and accurate list and description of all Equipment and Contract
     Rights constituting the Assets.

          (b) Seller (i) has good and valid title to all the Assets and (ii) except for Permitted Liens (as defined hereafter), owns such Assets free and clear of all title defects or objections, liens, restrictions, claims, charges, security interests, easements or other encumbrances of any nature whatsoever, including any mortgages, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements. "Permitted Liens" shall mean liens for taxes not yet due and payable. All Assets are in the possession or control of Seller. Schedule 4.04(b)(2) sets forth a general description and the location of any Assets which are not located on the premises of the principal business operations of Seller in Minneapolis, Minnesota. All workstations constituting Equipment are in good working condition, subject to normal wear and tear, on the Closing Date.

          (c) Except for Permitted Liens, the Facilities are not subject (i) to the knowledge of Seller, to any governmental decree or order (or threatened or proposed order known to Seller) to be sold or taken by public authority; or (ii) to the knowledge of Seller and subject to the compliance by Seller with its covenant in Section 4.25 of this Agreement, to any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever, not of record (collectively, "Facilities Restrictions") which would impede Buyer's unrestricted access to, and use and enjoyment of, the Facilities during the respective periods described in the License Agreement to the same extent Seller has had such access, use and enjoyment; provided, however, the phrase "to the knowledge of Seller" in this clause (ii) shall not apply to any such Facilities Restrictions under any of the realty leases for Facilities identified in the License Agreement.

          (d) All Equipment being sold, transferred and conveyed to Buyer is "as is, where is," except as to any warranties of right, title and interest and as to workstations which shall be as otherwise set forth in this Agreement.

     4.05 [Reserved].

     4.06 Intellectual Property.

          (a) Generally. Seller represents and warrants that it owns all right, title and interest to the trade names GBC Technology, TMG, Technology Marketing Group, Vitek and Storquest and has not authorized any person to use, or given any person the right to use, in any business or commercial activity, any of such trade names. Moreover, Seller represents and warrants that, except as provided in Section 2.07 of this Agreement, it is not currently using and covenants that it will not use any of such trade names and the trade name "Globelle" in the territory and for the period described in the Non-Use Agreement between Seller and Buyer substantially in the form of Exhibit 4.06(a) hereto. Seller does not know of any person infringing upon any of Seller's intellectual property rights related to such trade names.

          (b) Telephonic and Computer Hardware, Software and Databases. To the best of Seller's knowledge, Schedule 2.01(a) accurately identifies, and describes the functions of, all telephonic and computer hardware, software and databases owned, licensed, leased, internally developed or otherwise used in connection with the Assets. At Closing, Seller hereby grants to Buyer a nonexclusive, royalty free, perpetual license (but Buyer shall not have any right to sublicense or assign this license to any third-party non-affiliate) to use any modifications or upgrades developed for and owned by Seller in and to the operating system and application software known as "FACTS," designed by Software Solutions, Inc. Seller will also assign at Closing all of Seller's right, title and interest in and to Seller's other telephonic and computer hardware, software and databases forming a part of the Assets and all documentation relating to all such telephonic and computer hardware, software and databases. All third party consents necessary for Seller to assign, transfer and convey to Buyer the license for the application software known as "FACTS," designed by Software Solutions, Inc., and maintenance contracts for the Seller's Fujitsu 9600 Model M telephone equipment and DEC Alpha 8400 computer equipment have been received and will be delivered to Buyer at Closing, except for the license for the application software known as "FACTS," for which a new license will be delivered to Buyer on June 30, 1997. Seller has not sold, licensed, leased or otherwise transferred or granted any interest or rights to any of the telephonic and computer hardware, software and databases which are part of the Assets, other than that certain Software License Agreement dated April 18, 1995 between ScanSource, Inc. and Seller.

     4.07 Litigation.    Schedule 4.07(a) (i) sets forth a brief
description of all litigation, claims, suits, actions, investigations, indictments or informations, proceedings or arbitrations, grievances or other procedures (including grand jury investigations, actions or proceedings, and product liability and workers' compensation suits, actions or proceedings) pending (other than suits for which Seller has not yet received a service of process and of which Seller has no knowledge), or to the knowledge of Seller, threatened, before any court, commission, arbitration tribunal, or judicial, governmental or administrative department, body, agency, administrator or official, grand jury, or any other forum for the resolution of grievances, against Seller or involving any of its property or business, and (ii) indicates which of such matters are being defended by an insurance carrier, and which of the matters being so defended are being defended under a reservation of rights. Notwithstanding the foregoing,
Schedule 4.07(a)(i) need not identify each threatened action by a vendor of Seller, but may refer to all such threatened actions in the aggregate. Further, except as set forth in Schedule 4.07(b), there are no judgments, orders, writs, injunctions, decrees, indictments or informations, grand jury subpoenas or civil investigative demands, plea agreements, stipulations or awards (whether rendered by a court, commission, arbitration tribunal, or judicial, governmental or administrative department, body, agency, administrator or official, grand jury or any other forum for the resolution of grievances) against or relating to Seller or involving any of its property or business. Seller has made available to the Buyer true, correct, and complete copies of pleadings, briefs and other documents filed in each pending litigation, claim, suit, action, investigation, indictment or information, proceeding, arbitration, grievance or other procedure listed in Schedule 4.07(a), and the judgments and informations, grand jury subpoenas and civil investigative demands, plea agreements, stipulations and awards listed in said Schedule that Buyer has requested.

     4.08 Salaried Employees. Schedule 4.08 sets forth the names and current compensation (itemized by category, e.g., salary, bonus, commission) of certain employees of Seller to whom Buyer has made or is considering making offers of employment, together with the date and amount of the last increase in compensation for each such person, as well as the title and "essential functions" (as defined in 29 CFR
Section 1630.2(n)) of each such person.

     4.09 Employee Benefit Plans.

          (a)  All Employee Benefit Plans and Arrangements.

              (1)  List and Description of Plans and Arrangements.
          Schedule 4.09(a)(1) sets forth a complete and accurate list and description of all of Seller's: (A) employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (B) other deferred compensation, early retirement, incentive, profit-sharing, thrift, stock ownership, stock appreciation rights, bonus, stock option, stock purchase, welfare or vacation, or other nonqualified benefit plans or arrangements; and (C) trusts, group annuity contracts, insurance policies or other funding media for the plans and arrangements described hereinabove.

              (2) Compliance with ERISA and the Code. Except as set forth on Schedule 4.09(a)(2), all of the plans and arrangements listed on Schedule 4.09(a)(1) are in material compliance with all applicable laws and regulations
          (including ERISA and the Code).

              (3) Copies of Documents Provided to Buyer. Seller has made available to Buyer true, correct and complete copies of all documents relating to the Employee Benefit Plans that Buyer has requested, including: (i) all plan texts, amendments, trust instruments and other agreements adopted or entered into in connection with each of the Employee Benefit Plans; (ii) all insurance and annuity contracts related to any Employee Benefit Plan; (iii) the notices and election forms used to notify employees and their dependents of their continuation coverage rights under Seller's group health plans (under Code Section 4980B(f) and ERISA Section
          606), if applicable; and (iv) the most recently available Form 5500 annual reports, certified financial statements, actuarial reports, summary plan descriptions and favorable determination letters, if applicable, for Employee Benefit Plans. Subject to Schedule 4.09(a)(1), since the date such documents were supplied to Buyer, no plan amendments have been adopted, no changes to the documents have been made, and no such amendments or changes shall be adopted or made prior to the Closing Date.

          (b) Defined Benefits and Multiemployer Plans. Neither Seller, nor its predecessors in interest, nor any employer which, under Section 414 of the Code, would constitute a single employer with Seller (a "Plan Affiliate"), has at any time maintained, sponsored, contributed to or had any obligation to contribute to,
     (i) any "pension plan" as defined in ERISA Section 3(2) which is subject to Title IV of ERISA, (ii) any plan which is a multiemployer plan as defined in ERISA Section 3(37)(A), or (iii) any plan which is a multiple employer welfare arrangement as defined in ERISA Section 3(40)(A).

     4.10 Collective Bargaining. There are no labor contracts, collective bargaining agreements, letters of understanding or other arrangements, formal or informal, with any union or labor organization covering any of Seller's employees and none of said employees are represented by any union or labor organization.

     4.11 Labor Disputes. To the best of Seller's knowledge, Seller is in compliance with all federal and state laws respecting employment and employment practices, immigration, terms and conditions of employment, wages and hours. To the best of Seller's knowledge, Seller is not and has not been engaged in any unfair labor practice, and no unfair labor practice complaint against Seller is pending before the National Labor Relations Board. Seller does not know or have reason to know of any labor strike or other labor trouble actually pending, being threatened against, or affecting Seller. To the best of Seller's knowledge, there have not been, nor are there presently, any attempts to organize non-union employees, nor are there plans for any such attempts.

     4.12 Tax Matters.

          (a) Definitions. For purposes of this Agreement, the following definitions shall apply:

              (i) The term "Taxes" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which Seller is required to pay, withhold or collect.

              (ii) The term "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

         (b) Returns Filed and Taxes Paid. Except as otherwise disclosed in Schedule 4.12(b), (i) all Returns required to be filed by or on behalf of Seller have been duly filed on a timely basis and such Returns are true, complete and correct; (ii) all Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by Seller with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the date of this Agreement; (iii) Seller has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party; and (iv) there are no liens on any of the assets of Seller with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that Seller is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established, which contested Taxes are disclosed in Schedule 4.12(b).

          (c) Tax Deficiencies; Audits; Statutes of Limitations. Except as otherwise disclosed in Schedule 4.12(c): (i) the Returns of Seller have never been audited by a government or taxing authority, nor is any such audit in process, pending or threatened (either in writing or verbally, formally or informally); (ii) no deficiencies exist or have been asserted (either in writing or verbally, formally or informally) or are expected to be asserted with respect to Taxes of Seller, and Seller has not received notice (either in writing or verbally, formally or informally) or expects to receive notice that it has not filed a Return or paid Taxes required to be filed or paid by it; (iii) Seller is neither a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or verbally, formally or informally) against Seller or any of its assets; (iv) no waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of Seller; and (v) Seller has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code.

     4.13 [Reserved].

     4.14 Insurance Policies. Schedule 4.14 sets forth a complete and accurate list and description of all insurance policies relating to the Assets and Seller's employees in force naming Seller, or any employees thereof in their capacity as such, as an insured or beneficiary or as a loss payable payee, or for which Seller has paid or is obligated to pay all or part of the premiums. Seller has not received notice of any pending or threatened termination or premium increase (retroactive or otherwise) with respect thereto, and Seller is in compliance with all conditions contained therein. There have been no lapses (whether cured or not) in the coverage provided under the insurance policies, referenced herein and as set forth on Schedule 4.14, during the term of such policies, as extended or renewed.
Seller has made available to Buyer true, correct, and complete copies of each of the policies listed on Schedule 4.14.

     4.15 Major Vendors and Customers. Schedule 4.15 sets forth a list of (i) each vendor of goods or services to, and each customer of, Seller, to whom Seller paid or billed in the aggregate more than $5,000 during the twelve (12) month period ended May 31, 1997, together, in each case, with the amount paid or billed during such period and (ii) each customer (together with the most recently known address, telephone number and contact person with such customer) that has purchased goods from Seller having an aggregate gross purchase price of $50,000 or more since June 1, 1996.

     4.16 Contracts and Commitments.  To the knowledge of Seller,
Seller is not a party to or bound by any presently existing contract, agreement or other arrangement that has had or may in the future have an adverse effect upon the Assets.

     4.17 No Conflict. The execution and delivery of this Agreement by Seller, the consummation of the transactions contemplated herein by Seller, and the performance of the covenants and agreements of Seller, subject to fulfillment of the conditions set forth in Article VIII hereof, will not, with or without the giving of notice or the lapse of time, or both, (i) violate or conflict with any of the provisions of any charter document or bylaw of Seller; or (ii) except as set forth in Schedule 4.17, violate, conflict with or result in a breach or default under or cause termination of any material term or condition of any material mortgage, indenture, contract, license, permit, instrument, trust document, will, or other agreement, document or instrument (other than the leases for the Facilities described on Schedule 6.05) to which Seller is a party or by which Seller or its properties may be bound; or (iii) violate any provision of law, statute, regulation, court order or ruling of any governmental authority, to which Seller is a party or by which it or its properties may be bound, or (iv) result in the creation or imposition of any lien, claim, charge, restriction, security interest or encumbrance of any kind whatsoever upon any asset of Seller.

     4.18 Agreements in Full Force and Effect. Except as expressly set forth in Schedule 4.18, all contracts, agreements, plans, leases, policies and licenses referred to, or required to be referred to, in any Schedule delivered hereunder and relating to the Assets are valid and binding, and are in full force and effect and are enforceable in accordance with their terms, except to the extent that the validity or enforceability thereof may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting creditors' rights generally.

     4.19 Required Consents and Approvals.  Except as set forth in
Schedule 4.19, no consent or approval is required by virtue of the execution hereof by Seller or the consummation of any of the transactions contemplated herein by Seller to avoid the violation or breach of, or the default under, or the creation of a lien on any of the Assets of Seller pursuant to the terms of, any regulation, order, decree or award of any court or governmental agency or any lease, agreement, contract, mortgage, note, license, or any other instrument to which Seller is a party or to which it or any of its Assets is subject.

     4.20 Absence of Certain Changes and Events. Except as set forth in Schedule 4.20, since March 31, 1997, Seller has not:

          (a) suffered any damage or destruction adversely affecting the Assets;

          (b) permitted any of the Assets to be subjected to any mortgage, lien, security interest, restriction, charge or other encumbrance of any kind that have not been removed except for Permitted Liens;

          (c) waived any material claims or rights with respect to the Assets;

          (d) sold, transferred or otherwise disposed of any of the Assets; or

          (e) agreed in writing, or otherwise, to take any action described in this Section.

     4.21 Disclosure. Except as otherwise may be limited in this Agreement by the phrase "to the knowledge of Seller" or similar language qualifying Seller's knowledge, no representations, warranties, assurances or statements by Seller in this Agreement and no statement contained in any document (including the Financial Statements and the Schedules), certificates or other writings furnished or to be furnished by Seller (or caused to be furnished by Seller) to Buyer or any of its representatives pursuant to the provisions hereof contains or will contain any untrue statement of material fact, or omits or will omit to state any fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

     4.22 No Fraudulent Intent. Seller represents and warrants that neither the execution and delivery of this Agreement nor the performance of any actions required hereunder, is being undertaken by Seller with or as a result of any actual intent by Seller to hinder, delay or defraud any entity to which Seller is now or will hereafter become indebted.

     4.23 Transaction in Best Interests of Seller and Seller's Creditors; Consideration. Seller hereby represents and warrants (i) that the transaction evidenced by this Agreement is in the best interests of Seller and the creditors of Seller, and (ii) that the benefits to inure to Seller pursuant to this Agreement constitute "reasonably equivalent value" (as such term is used in Section 548 of the Bankruptcy Code) and "valuable consideration," "fair value," and "fair consideration," (as such terms are used in Section 101(32) of the Federal Bankruptcy Code, Section 2 of either the Uniform Fraudulent Transfer Act or the Uniform Fraudulent Conveyance Act or the fraudulent conveyance and transfer laws of the State of Georgia or such other jurisdiction whose laws shall be determined) to the transactions contemplated by this Agreement, in exchange for the benefits to be provided by Seller pursuant to this Agreement.

     4.24 Environmental Requirements. Seller is not and, for the period described in the License Agreement, will not be, in violation of any applicable requirements, restrictions, limitations, conditions, standards, prohibitions, and obligations contained in all federal, state, and local laws relating to environmental, land use, health, or safety matters, including any and all regulations, codes, plans, orders, decrees, judgments, and notices issued, entered, promulgated, or approved thereunder (hereinafter referred to as "Environmental Requirements") such that Buyer's access, use and enjoyment of the Facilities under the License Agreement could be adversely affected.

     4.25 Rental Obligations. As of the date hereof, Seller has fully paid all base rent, operating expenses, common area expenses and other charges (the "Lease Payments") due and payable under the lease agreements (the "Leases") related to the Facilities. In addition, Seller hereby covenants that it will cause any and all Lease Payments to be fully paid in a timely manner from the date hereof through and including the period during which Buyer is entitled to full access to, and use and enjoyment of, the Facilities pursuant to the License Agreement described in Section 9.15 hereof.

                              ARTICLE V

        REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER
     Buyer hereby represents, warrants and covenants to Seller as follows:

     5.01 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to effect the transactions contemplated hereunder.

     5.02 Authorization. Buyer has the right, power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and constitutes Buyer's legal, valid and binding obligation, enforceable in accordance with its terms.

     5.03 No Conflict. The execution and delivery of this Agreement by Buyer, the consummation of the transactions contemplated herein by Buyer, and the performance of the covenants and agreements of Buyer will not, with or without the giving of notice or the lapse of time, or both, (i) violate or conflict with any of the provisions of any charter document or bylaw of Buyer; (ii) violate, conflict with or result in breach or default under or cause termination of any material term or condition of any material mortgage, indenture, contract, license, permit, instrument, trust document, or other agreement, document or instrument to which Buyer is a party or by which Buyer or any of its properties may be bound; or (iii) violate any provision of law, statute, rule, regulation, court order, judgment or decree, or ruling of any governmental authority, to which Buyer is a party or by which Buyer or its properties may be bound.

     5.04 Disclosure. Except as otherwise may be limited in this Agreement by the phrase "to the knowledge of Buyer" or similar language qualifying Buyer's knowledge, no representations, warranties, assurances or statements by Buyer in this Agreement and no statement contained in any document, certificates or other writings furnished or to be furnished by Buyer (or caused to be furnished by Buyer) to Seller or any of its representatives pursuant to the provisions hereof contains or will contain any untrue statement of material fact, or omits or will omit to state any fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

     5.05 Covenant Not to Purchase. Until the earlier of (i) the first anniversary of this Agreement, (ii) the date Buyer is assigned or enters into a written authorized U.S. distributor agreement covering products substantially similar to those products previously sold by Seller with a vendor for which a Hold-Back Amount is referenced on Schedule 2.01(b) hereto, or (iii) the date Buyer otherwise pays Seller the portion of the Hold-Back Amount attributable to a vendor as referenced on Schedule 2.01(b) hereto, Buyer agrees not to purchase directly from any such vendor for which a Hold-Back Amount is referenced on Schedule 2.01(b) that vendor's products for resale in the U.S. which are substantially similar to those products sold in the U.S. by Seller from that vendor since January 1, 1997.


                           ARTICLE VI

                       COVENANTS OF SELLER
     6.01 Return of Certain Inventory to 3Com Corporation. On the Closing Date, Seller shall release for shipment and promptly ship to 3Com Corporation ("3Com") in accordance with 3Com's directions each item of inventory listed on Schedule 6.01, attached hereto and incorporated by reference herein, in such a manner as reasonably to provide that such inventory is received by 3Com within three (3) days after shipment thereof. Seller shall insure with a commercially creditworthy insurer all risks of shipment until so delivered and accepted by 3Com in an aggregate insured amount of not less than $3,100,000.00, plus the value of any deductibles or other payment obligations of Seller under such policy. Such policy shall name
3Com as the named insured therein. Seller represents and warrants that all such inventory to be so shipped will satisfy the requirements set forth in 3Com's letter of June 18, 1997 to Buyer, a copy of which is attached to Schedule 6.01 hereto.

     6.02 Access. From and after the date of this Agreement, Seller shall (i) provide Buyer and its designees (officers, counsel, accountants, actuaries, and other authorized representatives) with such information as Buyer may from time to time reasonably request with respect to Seller and the transactions contemplated by this Agreement; (ii) provide Buyer and its designees, access during regular business hours and upon reasonable notice to the books, records, offices, personnel, counsel, accountants and actuaries of Seller, as Buyer or its designees may from time to time reasonably request; and
(iii) permit Buyer and its designees to make such inspections and copies (at Buyer's expense) thereof as Buyer may reasonably request. Any inspections shall be conducted in such a manner so as not to interfere unreasonably with the operation of the business of Seller. No such investigation shall limit or modify in any way Seller's obligations with respect to any breach of its representations, warranties, covenants or agreements contained in the Agreement.

     6.03 [Reserved].

     6.04 Preparation of Supporting Documents. In addition to such actions as Seller may otherwise be required to take under this Agreement or applicable law in order to consummate this Agreement and the transactions contemplated hereby, Seller shall take such action, shall furnish such information, and shall prepare, or cooperate in preparing, and execute and deliver such certificates, agreements and other instruments as Buyer may reasonably request from time to time, before, at or after the Closing, with respect to compliance with obligations of Buyer or Seller in connection with the transactions contemplated herein. Any information so furnished by Seller after the Closing, shall be, to the best of Seller's knowledge, true, correct and complete and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     6.05 Use of Facilities. Seller will provide Buyer with full access to, and use and enjoyment of, each of the Facilities for the periods described in, and in accordance with, the License Agreement described in Exhibit 9.15, and will pay all expenses relating to the Facilities in a timely manner for such period, including rent, utilities, insurance in the amount of loss coverage currently maintained on the Facilities, and taxes, but not including the costs of the telephone and data communication lines used solely by Buyer's employees and constituting the Assets. Schedule 6.05 sets forth the address of each Facility subject to the License Agreement.

                          ARTICLE VII

                     COVENANTS OF THE PARTIES
     Seller and Buyer, respectively, hereby covenant to and agree with one another as follows, which covenants shall continue in full force and effect following the Closing:

     7.01 Confidentiality. In connection with this Agreement the parties may have access to information which is nonpublic, confidential or proprietary in nature. All of such information, in whole or in part, together with any analyses, compilations, studies or other documents prepared by any party, which contain or otherwise reflect any such information is hereinafter referred to as the "Information." The parties acknowledge that: certain Information of Seller is contained in databases and computer programs that are being transferred hereunder as part of the Assets; said Information cannot be removed from the transferred Assets without causing irreparable damage to the Assets; such Information does not constitute part of the Assets being transferred or sold hereunder; and ownership of said Information is being retained by Seller. Each party hereby agrees as follows: (i) the Information will be kept confidential and shall not, without the prior mutual written consent of the parties, be disclosed, in any manner whatsoever, in whole or in part, and shall not be used by any party following the termination of this Agreement. Each party agrees to transmit the Information only to its respective employees and representatives who need to know the Information and who shall agree to be bound by the terms and conditions of this Agreement.
In any event, each party shall be responsible for any breach of this Agreement by its respective employees or representatives; (ii) each party agrees to keep a record of the location of the Information. If the transactions contemplated hereunder are not consummated, the Information, except for that portion of the Information which consists of analyses, compilations, studies or other documents prepared by each party's respective employees and representatives, will be returned to the other party promptly upon request and no party shall retain any copies. That portion of the Information, and all copies thereof, which consists of analyses, compilations, studies or other documents prepared by each party's respective employees and representatives will be kept confidential and subject to the terms of this Agreement or destroyed; and (iii) in the event any party becomes legally compelled to disclose any of the Information, such party will provide to the other parties prompt notice so that each other party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or compliance with the provisions of this Agreement is waived, a party will furnish only that portion of the Information which is legally required, and to the extent requested by the other party, will exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Information. The term "Information" does not include information which (i) was known to any party about another party prior to its disclosure, provided that such information was lawfully obtained or developed, (ii) becomes generally available to the public other than as a result of a disclosure by a party in violation of this Agreement, or (iii) becomes available from a source other than a party to this Agreement, if the source is not bound by a confidentiality agreement and such source lawfully obtained such information.

     7.02 Employee Benefits Plan.

          (a) Buyer shall not adopt, assume or otherwise become responsible for, either primarily, as a successor employer, or otherwise, and shall have no liability whatsoever with respect to, any "Controlled Group Employee Benefit Plan" (i.e., any employee benefit plan (within the meaning of ERISA Pargraph 3(3)) or any other plan or arrangement, of, contributed to or sponsored or maintained by, Seller or any affiliate of Seller or any such plan or arrangement for which Seller or any affiliate of Seller could incur liability). The preceding sentence applies to any liability with respect to a Controlled Group Employee Benefit Plan, regardless of whether such liability involves employees of Seller, and regardless of when or how such liability arose. To the extent that Buyer, any successors or assigns thereof, and any employees, officers, directors, agents, independent contractors and other persons affiliated with Buyer (the "Indemnitees") incur any liability whatsoever with respect to any Controlled Group Employee Benefit Plan from and after the Closing (whether such liability be liability imposed under ERISA, the Code, or otherwise), Seller shall indemnify each such Indemnitee for all such Losses (as hereafter defined in Section 11.01) which result, and shall take any action reasonably requested by Buyer to prevent the imposition of any such liability. Notwithstanding any provision of this Agreement to the contrary, the indemnification of the preceding sentence shall survive the Closing and shall remain in effect for the time period by which Buyer may assert any claim for a Loss against Seller as provided in Section 11.02(b) hereof. Additionally, Seller agrees not to assert that Buyer is a successor employer of Seller or any entity which, together with Seller, would constitute a single employer under Section 414(b), (c), (m) or (o) of the Code. In particular, Buyer shall not assume liability for any group health continuation coverage or coverage rights under Section 4980B of the Code or Part 6 of Title I of ERISA applicable to a group health plan maintained by Seller (or any affiliate of Seller) at any time prior to the Closing Date or which arises as a result of Seller's (or such affiliate's) dissolution and/or termination of its group health plan or plans, and if and to the extent that Buyer is deemed by law or otherwise to be liable as a successor employer for such group health continuation coverage purposes, Seller shall indemnify Buyer for the full and complete costs, fees and other liabilities which result (including professional fees and expenses).

          (b) With respect to current employees of Seller who are hired by Buyer effective on the Closing Date, such employment shall commence and be effective at 12:01 a.m., Eastern Daylight Time on the Closing Date. Seller, in accordance with the applicable workers' compensation laws, will pay any workers' compensation claim arising out of a compensable accident which occurred prior to 12:01 a.m. Eastern Daylight Time, on the Closing Date. Buyer shall assume all liability for all such claims arising on and after 12:01 a.m., Eastern Daylight Time, on the Closing Date.


                          ARTICLE VIII

               CONDITIONS TO OBLIGATIONS OF SELLER
     Each of the obligations of Seller to be performed hereunder shall be subject to the satisfaction (or waiver by Seller) at or prior to the Closing Date of each of the following conditions:

     8.01 Representations and Warranties True at Closing Date. Each of Buyer's representations and warranties contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of such date; Buyer shall have complied in all material respects with the covenants and agreements set forth herein to be performed or complied with by it on or before the Closing Date; and Buyer shall have delivered to Seller a certificate dated the Closing Date and signed by its president to all such effects, and confirming such other matters as may be reasonably requested by Seller.

     8.02 Litigation. No suit, investigation, action or other proceeding shall be pending or overtly threatened against Seller or Buyer before any court or governmental agency which has resulted in the restraint or prohibition of Seller, or, could in the reasonable opinion of counsel for Seller, result in the obtaining of material damages or other relief from Seller, in connection with this Agreement or the consummation of the transactions contemplated hereby.

     8.03 Documents Satisfactory in Form and Substance. All agreements, certificates, opinions and other documents delivered by Buyer to Seller hereunder or in connection herewith shall be in form and substance satisfactory to counsel for Seller, in the exercise of such counsel's reasonable judgment.

     8.04 Required Governmental Approvals. All governmental authorizations, consents and approvals necessary for the valid consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect. All applicable governmental pre-acquisition filing, information furnishing and waiting period requirements, including expiration of all applicable waiting periods pursuant to the Hart-Scott-Rodino Antitrust Improvements Act ("H-S-R"), if applicable, shall have been met or such compliance shall have been waived by the governmental authority having authority to grant such waivers.

     8.05 Letters of Credit. Buyer shall deliver at Closing letters of credit in form and substance reasonably satisfactory to Seller as security for Buyer's obligations under the Hold-Back Agreement.


                           ARTICLE IX

                CONDITIONS TO OBLIGATIONS OF BUYER
     The obligations of Buyer to be performed hereunder shall be subject to the satisfaction (or waiver by Buyer) on or before the Closing Date of each of the following conditions:

     9.01 Representations and Warranties True at Closing Date. Each of the representations and warranties of Seller contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of such date; Seller shall have performed and complied in all material respects with the respective covenants and agreements set forth herein to be performed or complied with by each of them on or before the Closing Date; and Seller shall have delivered to Buyer a certificate signed on behalf of Seller by its president to all such effects, and confirming such other matters as may be reasonably requested by Buyer.

     9.02 Assignment of Maintenance Contracts. Each of the maintenance contracts for Seller's Fujitsu 9600 Model M telephone equipment and DEC Alpha 8400 computer equipment shall have been assigned to Buyer at Closing on terms reasonably acceptable to Buyer.

     9.03 Litigation. No suit, investigation, action or other proceeding shall be pending or overtly threatened against Buyer or Seller before any court or governmental agency, which has resulted in the restraint or prohibition of any such party, or, in the reasonable opinion of counsel for Buyer, could result in the obtaining of material damages or other relief from any such party, in connection with this Agreement or the consummation of the transactions contemplated hereby.

     9.04 Required Governmental Approvals. All governmental authorizations, consents and approvals necessary for the valid consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect. All applicable governmental pre-acquisition filings, information furnishing and waiting period requirements, including expiration of all applicable waiting periods pursuant to H-S-R, if applicable, shall have been met or such compliance shall have been waived by the governmental authority having authority to grant such waivers.

     9.05 Other Necessary Consents. Seller shall have obtained all consents and approvals listed on Schedule 4.19. With respect to each such consent or approval, Buyer shall have received written evidence, satisfactory to it, that such consent or approval has been duly and lawfully filed, given, obtained or taken and is effective, valid and subsisting.

     9.06 Opinions of Counsel to Parent and Seller. Buyer shall have received from appropriate counsels to Seller and Parent opinions, dated the Closing Date, in the form of Exhibits 9.06(a) and (b), respectively.

     9.07 Documents Satisfactory in Form and Substance. All agreements, certificates, opinions and other documents delivered by Parent and Seller to Buyer hereunder shall be in form and substance satisfactory to counsel for Buyer, in the exercise of such counsel's reasonable judgment.

     9.08 Actions by Boards of Directors.

         (a) The Board of Directors of Seller shall have approved this Agreement, the Seller Non-Competition Agreement and each other document, instrument and agreement to be executed by Seller, and authorized the execution, delivery and performance by Seller hereof and thereof and the transactions contemplated hereby and thereby.

         (b) The Board of Directors of Parent shall have approved the Parent Non-Competition Agreement and each other document, instrument and agreement to be executed and delivered by Parent, and authorized the execution, delivery and performance by Parent thereof and the transactions contemplated thereby.

         (c) The Board of Directors of Buyer shall have approved this Agreement, the respective Non-Competition Agreements and each other document, instrument and agreement to be executed by Buyer, and authorized the execution, delivery and performance by Buyer hereof and thereof and the transactions contemplated hereby and thereby.

     9.09 Escrow Agreement. Buyer, Seller and The Bank of New York shall each have executed and delivered to the other the Escrow
Agreement.

     9.10 Hold-Back Agreement. Buyer and Seller shall each have executed and delivered to the other the Hold-Back Agreement.

     9.11 Non-Competition Agreements. Seller and Parent shall each have executed and delivered to Buyer their respective Non-Competition Agreements.

     9.12 Non-Use Agreements. Seller and Parent shall each have executed and delivered to Buyer their respective Non-Use Agreements.

     9.13 Assignment of "FACTS" License. Seller shall have provided to Buyer by June 30, 1997 a software license agreement duly issued by Software Solutions, Inc. or its authorized reseller relating to the "FACTS" operating system and application software permitting Buyer to use such software designed by Software Solutions, Inc. for the full operation of the Assets.

     9.14 Form UCC Financing Statements. Seller shall deliver all Form UCC-3 partial termination statements to be filed evidencing the release of all liens, claims and security interests in and to the Assets, other than Permitted Liens, and Form UCC-1 financing statements, signed by Seller as debtor, evidencing Buyer's security interest in the Escrow Amount.

     9.15 Occupancy of Facilities. Buyer and Seller shall have entered into an agreement dated of even date herewith (the "License Agreement") substantially in the form of Exhibit 9.15 in which Seller agrees to allow Buyer to full access to, and use and enjoyment of, the Facilities without disturbance or interruption for a period beginning on the Closing Date and expiring as set forth in the License Agreement.

     9.16 Officers' Certificate. Seller shall provide at Closing a certificate, signed by the president and chief executive officer or the secretary of the Seller, certifying that attached thereto are true, correct and complete copies of (i) the Articles of Incorporation and Bylaws of Seller, each as amended to the date of Closing, (ii) the resolutions of the Board of Directors and sole shareholder of Seller regarding the Agreement and the transactions contemplated thereby, and
(iii) the incumbency and signature of the officers of the Seller authorized to execute the Agreement and each other document required to be delivered by Seller thereby. Such officer shall further certify that, within the twelve (12) month period immediately preceding the Closing Date, Seller has sold inventory to its customers located in each state of the United States, Puerto Rico and the District of Columbia.

     9.17 Security Agreement. Buyer and Seller shall have each executed and delivered to the other the Security Agreement.

     9.18 General Assignment. Seller shall execute and deliver that certain General Assignment transferring and conveying the Assets.


                           ARTICLE X

                     POST-CLOSING ADJUSTMENTS
     10.01   Taxes, Utilities, Assessments and Similar Adjustments.

            (a) Seller shall be responsible for the payment of the following:

                 (i) all federal, state and other taxes imposed upon Seller's net income from the transactions contemplated hereunder (including but not limited to federal taxes based upon depreciation recapture and federal taxes based upon the recapture of investment tax credit);

                 (ii) taxes payable by Seller on gross income from the sale of the Assets to Buyer hereunder;

                 (iii)  all sales and use taxes imposed on the
          purchase, sale, use or transfer of property by Seller prior to the Closing;

                 (iv) any penalties, interest, or similar charges with respect to the foregoing taxes enumerated in this Section; and

                 (v) all rent, utility, insurance and tax expenses incurred in connection with the occupancy of the Facilities by Buyer as permitted by Section 6.05.


                           ARTICLE XI

                    INDEMNIFICATION BY SELLER
     11.01 Remedies. Except as otherwise limited by this Article XI, Seller shall indemnify and reimburse Buyer for any and all claims, actions, threatened or asserted claims or actions (including, but not limited to, any attempt by any third party to restrict Buyer's use or enjoyment of or access to each of the Facilities during the periods described in Section 6.05), losses, liabilities, damages, costs (including court costs) and expenses (including reasonable attorneys' and accountants' fees) (hereinafter, collectively, a "Loss" or "Losses"), suffered or incurred by Buyer, its successors or assigns, and their respective officers, employees, consultants and agents (Buyer, together with such other parties, collectively called the "Protected Buyer Parties"), as a result of, or with respect to,
(i) any breach or inaccuracy of any representation or warranty of Seller set forth in this Agreement (provided, any breach of the representation and warranty set forth in Section 4.02 of this Agreement shall not give rise to a claim of indemnity or reimbursement by a Protected Buyer Party for a Loss unless the financial statements or any portion thereof referenced in Section 4.02 are included in a securities filing of Buyer's parent corporation made under the federal or state securities laws and the Loss is related to or arises out of such filing) or in any certificate or other document delivered pursuant hereto or in connection herewith, whether such breach or inaccuracy exists or is made on the date of this Agreement or as of the Closing Date; (ii) any breach or inaccuracy of any representation or warranty of Seller set forth in any certificates to be provided to Buyer by Seller pursuant to Article IX hereof; (iii) any breach of or noncompliance by Seller with any covenant or agreement of Seller contained in this Agreement or any other agreement executed by Seller in connection with the transactions contemplated hereby; (iv) any and all liabilities and obligations of Seller, none of which are assumed by Buyer, expressly or implicitly; and (v) any and all claims, actions, threatened or asserted claims and actions, by Seller's creditors (for the purposes of this Article XI, "creditors" shall mean (1) all persons or entities who are known by Seller to assert claims against Seller even though such claims are disputed as well as (2) all general creditors, all secured creditors, all lien creditors, and all representatives of creditors) against Buyer or any of its assets and properties.

     In the event Buyer shall become a defendant in any action or proceeding relating to the Assets or any portion thereof seeking to recover any transfer made to Buyer pursuant to Sections 510, 545, 547, 548, 549, 550 or 553 of the Bankruptcy Code, or any similar state, local or federal law, then Seller shall hereby indemnify and hold harmless the Protected Buyer Parties from and against any and all Losses. In the event (i) Parent and Seller, or either of them, shall file or directly or indirectly cause to be filed on behalf of Seller, a voluntary petition in bankruptcy under any Chapter of the Bankruptcy Code or any similar petition under any other reorganization, composition, insolvency or debtor relief law, (ii) an involuntary petition in bankruptcy under any Chapter of the Bankruptcy Code or any similar petition under any other reorganization, composition, insolvency or debtor relief law is filed against Seller or Parent, (iii) the Assets, or any portion thereof, shall ever become the subject of any bankruptcy or insolvency proceeding, or (iv) the Assets, or any portion thereof, shall become the property of any bankruptcy or insolvency estate, then (aa) Seller shall indemnify and hold harmless the Protected Buyer Parties from and against any and all Losses incurred by the Protected Buyer Parties in any such bankruptcy or insolvency proceedings, and (bb) notwithstanding anything to the contrary contained in the Agreement, all reasonable attorneys' fees and expenses incurred by the Protected Buyer Parties in connection with a Loss indemnifiable hereunder shall be deemed to be costs of collection which Seller shall be required to pay.

     11.02   Indemnity Claims.

            (a) Survival. The representations and warranties of Seller contained herein or in any certificate or other document delivered pursuant hereto or in connection herewith shall not be extinguished by the Closing but shall survive the Closing, subject to the limitations set forth in Section 11.02(b) hereof with respect to the time periods within which claims for indemnity must be asserted, and the covenants and agreements of Seller contained in this Agreement or in any other agreement executed in connection with the transactions contemplated hereby shall survive the Closing, subject to the limitations set forth in Section 11.02(b) hereof. No investigation or other examination of Seller by Buyer or its designees, agents or representatives shall affect the term of survival of any representation or warranty contained herein or in any certificate or other document delivered pursuant hereto or in connection herewith, or the term of the right of the Protected Buyer Parties to seek indemnification hereunder.

            (b)  Time to Assert Claims.  All claims for
     indemnification hereunder shall be asserted no later than eighteen (18) months after the Closing Date.

     Nothing herein shall be deemed to prevent the Buyer from making a claim for a Loss hereunder for itself or any other Protected Buyer Party for likely or contingent claims or demands provided the notice of Loss sets forth the specific basis for any such potential or contingent claim or demand to the extent then feasible and the Buyer has reasonable grounds to believe that such a claim or demand may become actual.

     11.03 Notice of Claim. Buyer shall notify Seller in writing of any claim for indemnification, specifying in reasonable detail the nature of the Loss, and, if known, the amount, or an estimate of the amount, of the liability arising therefrom. Buyer shall provide to Seller as promptly as practicable thereafter such information and documentation as may be reasonably requested by Seller to support and verify the claim asserted, so long as such disclosure would not violate the attorney-client privilege of Buyer.

     11.04 Defense. If the facts pertaining to a Loss arise out of the claim of any third party, or if there is any claim against a third party (other than a Protected Buyer Party) available by virtue of the circumstances of the Loss, Seller may assume the defense or the prosecution thereof by prompt written notice to Buyer and the affected Protected Buyer Party within ten (10) days after the giving of notice of such claim, including the employment of counsel or accountants, at its cost and expense. Buyer and the affected Protected Buyer Party shall also have the right to employ counsel separate from counsel employed by Seller in any such action and to participate therein at the expense of Seller unless there is an identity of interest between Seller and the affected Protected Buyer Party, in which event the fees and expenses of such counsel employed by Buyer and the affected Protected Buyer Party shall be at the expense of the Buyer and the affected Protected Buyer Party. Seller shall not be liable for any settlement of any such claim effected without its prior written consent, which shall not be unreasonably withheld; provided, that if Seller does not assume the defense or prosecution of a claim as provided above within ten (10) days after the giving of notice thereof from any Buyer or Protected Buyer Party, Buyer and the affected Protected Buyer Party may settle such claim without Seller's consent. Seller shall not agree to a settlement of any claim (i) which provides for any relief other than the payment of monetary damages or (ii) which could have an adverse precedential impact or adverse effect on the business or financial condition of any Protected Buyer Party, without Buyer's and the affected Protected Buyer Party's prior written consent. In the event there is an identity of interest among the parties and whether or not Seller chooses to so defend or prosecute such claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith. Seller shall be subrogated to all rights and remedies of Buyer or any Protected Buyer Party, except to the extent they apply against Buyer or another Protected Buyer Party.

     11.05 Limitations. Notwithstanding anything in this Agreement to the contrary, Seller shall have no liability nor be subject to any claim under this Agreement with respect to any breach of or default under any representation, warranty, covenant or agreement of Seller in this Agreement (each a "Buyer Claim") with respect to any single Buyer Claim unless and until the aggregate amount of such Buyer Claim plus any other Buyer Claims exceed the sum of $100,000, whereupon the indemnity and/or reimbursement set forth above shall apply only to Buyer's Claims or portions thereof which exceed, in the aggregate, the sum of $100,000, and Seller shall not have any liability for the first $100,000 of Buyer's Claims, or portions thereof, in the aggregate; provided, however, such $100,000 threshold amount shall not apply either to any amounts owing by Seller to Buyer (i) with respect to Section 6.05 of this Agreement and the License Agreement referenced therein or (ii) with respect to any sales and use taxes owing or allegedly owing by Seller or any of its predecessors or acquired corporations, all of which shall be indemnified from the first dollar.

                          ARTICLE XII

                     INDEMNIFICATION BY BUYER


     12.01 Remedies. Except as otherwise limited by this Article XII, Buyer shall indemnify and reimburse Seller for any and all Losses, suffered or incurred by Seller, its successors or assigns, and their respective officers, employees, consultants and agents (Seller, together with such other parties, collectively called the "Protected Seller Parties"), as a result of, or with respect to, (i) any breach or inaccuracy of any representation or warranty of Buyer set forth in this Agreement or of Buyer in any certificate or other document delivered pursuant hereto or in connection herewith, whether such breach or inaccuracy exists or is made on the date of this Agreement or as of the Closing Date; (ii) any breach or inaccuracy of any representation or warranty of Buyer set forth in any certificates to be provided to Seller by Buyer pursuant to this Agreement; and
(iii) any breach of or noncompliance by Buyer with any covenant or agreement of Buyer contained in this Agreement or any other agreement executed by Buyer in connection with the transactions contemplated hereby.

     12.02     Indemnity Claims.

              (a) Survival. The representations and warranties of Buyer contained herein or in any certificate or other document delivered pursuant hereto or in connection herewith shall not be extinguished by the Closing but shall survive the Closing, subject to the limitations set forth in Section 12.02(b) hereof with respect to the time periods within which claims for indemnity must be asserted, and the covenants and agreements of Buyer contained in this Agreement or in any other agreement executed in connection with the transactions contemplated hereby shall survive the Closing, subject to the limitations set forth in Section 12.02(b) hereof. No investigation or other examination of Buyer or its designees, agents or representatives shall affect the term of survival of any representation or warranty contained herein or in any certificate or other document delivered pursuant hereto or in connection herewith, or the term of the right of the Protected Seller Parties to seek indemnification hereunder.

              (b)  Time to Assert Claims.  All claims for
     indemnification hereunder shall be asserted no later than eighteen (18) months after the Closing Date.

     Nothing herein shall be deemed to prevent the Seller from making a claim for a Loss hereunder for itself or any other Protected Seller Party for likely or contingent claims or demands provided the notice of Loss sets forth the specific basis for any such potential or contingent claim or demand to the extent then feasible and the Seller has reasonable grounds to believe that such a claim or demand may become actual.

     12.03 Notice of Claim. Seller shall notify Buyer in writing of any claim for indemnification, specifying in reasonable detail the nature of the Loss, and, if known, the amount, or an estimate of the amount, of the liability arising therefrom. Seller shall provide to Buyer as promptly as practicable thereafter such information and documentation as may be reasonably requested by Buyer to support and verify the claim asserted, so long as such disclosure would not violate the attorney-client privilege of Seller.

     12.04 Defense. If the facts pertaining to a Loss arise out of the claim of any third party, or if there is any claim against a third party (other than a Protected Seller Party) available by virtue of the circumstances of the Loss, Buyer may assume the defense or the prosecution thereof by prompt written notice to Seller and the affected Protected Seller Party within ten (10) days after the giving of notice of such claim, including the employment of counsel or accountants, at its cost and expense. Seller and the affected Protected Seller Party shall have the right to employ counsel separate from counsel employed by Buyer in any such action and to participate therein, but the fees and expenses of such counsel employed by Seller and the affected Protected Seller Party shall be at their expense unless there is no identity of interest between Seller and Buyer. Buyer shall not be liable for any settlement of any such claim effected without its prior written consent, which shall not be unreasonably withheld; provided, that if Buyer does not assume the defense or prosecution of a claim as provided above within ten (10) days after the giving of notice thereof from any Seller or Protected Seller Party, Seller and the affected Protected Seller Party may settle such claim without Buyer's consent. Buyer shall not agree to a settlement of any claim without Seller's and the affected Protected Seller Party's prior written consent. In the event there is an identity of interest among the parties and whether or not Buyer chooses to so defend or prosecute such claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith. Buyer shall be subrogated to all rights and remedies of Seller or any Protected Seller Party, except to the extent they apply against Seller or another Protected Seller Party.

     12.05 Limitations. Notwithstanding anything in this Agreement to the contrary, Buyer shall have no liability nor be subject to any claim under this Agreement with respect to any breach of or default under any representation, warranty, covenant or agreement of Buyer in this Agreement (each a "Seller Claim") with respect to any single Seller Claim unless and until the aggregate amount of such Seller Claim plus any other Seller Claims exceed the sum of $20,000, whereupon the indemnity and/or reimbursement set forth above shall apply only to Seller's Claims or portions thereof which exceed, in the aggregate, the sum of $20,000, and Buyer shall not have any liability for the first $20,000 of Seller's Claims, or portions thereof, in the aggregate; provided, however, such $20,000 threshold amount shall not apply either to any amounts owing by Buyer to Seller
(i) for the vendor contracts identified on Schedule 2.01(b) of this Agreement, (ii) for the telephone and data lines used solely by Buyer's employees and constituting the Assets at the Facilities or
(iii) amounts owing under that certain letter date May 30, 1997 from Buyer to Seller regarding certain Seller employee base salary and retention bonuses, all of which shall be indemnified from the first dollar.

     12.06 Customer Claims. Notwithstanding any other provision herein to the contrary, Seller retains any and all rights and obligations regarding the settlement or handling of any claims ("Customer Claims") relating to merchandise sold by Seller prior to Closing. Seller shall not reimburse or indemnify Buyer, in any manner, for any actions taken or costs incurred by Buyer, without the consent of Seller, in connection with a Customer Claim.


                          ARTICLE XIII

                          MISCELLANEOUS


     13.01 Bulk Sales Law. Buyer hereby waives compliance by Seller with the provisions of the bulk sales law of any state, and Seller covenants and agrees to indemnify and/or reimburse Buyer for Losses pursuant to Article XI hereof incurred by Buyer as a result of Seller's failure to comply with such bulk sales laws.

     13.02 No Liens Created. This Agreement shall not be construed to create any lien or encumbrance on any of the Assets, or to create any rights in any third persons or to indicate that Buyer is assuming any liabilities of Seller.

     13.03 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) constitutes the sole understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings, agreements and acknowledgments, whether verbal or in writing, between the parties; provided, however, that this provision is not intended to abrogate any other written agreement between the parties executed with or after this Agreement.

     13.04 Amendment. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by each of the parties hereto.

     13.05     Parties Bound by Agreement; Successors and Assigns.
The terms, conditions and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns thereof. Without the prior written consent of Buyer, Seller may not assign its rights, duties or obligations hereunder or any part thereof to any other person or entity. Buyer may assign its rights and duties hereunder in whole or in part (before or after the Closing) to one or more entities but if it does so, it shall remain liable for all Buyer's obligations hereunder.

     13.06 Counterparts. This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which, when taken together, shall constitute the same instrument.

     13.07 Headings. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

     13.08 Modification and Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar).

     13.09 Expenses. Except as otherwise provided herein, Seller and Buyer shall each pay all costs and expenses incurred by each of them, or on their behalf respectively, in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of their own financial consultants, accountants and counsel.

     13.10 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally (including by overnight courier or express mail service), by facsimile transmission, or by U.S. registered or certified mail, postage or fees prepaid, if to Seller to:

            Globelle, Inc.
            6100 West 110th Street
            Minneapolis, Minnesota 55438
            Facsimile: 612-996-5521
            Attention:  Kevin I. Dowd, President

     with a copy to:

            Holleb & Coff
            55 East Monroe Street, Suite 4100
            Chicago, Illinois 60603-5896
            Facsimile: 312-807-3900
            Attention:  Allan S. Brilliant, Esq.

     if to Buyer to:

            SED International, Inc.
            4916 N.  Royal Atlanta Drive
            Atlanta, Georgia 30085-5044
            Facsimile: 770-938-2814
            Attention:  Ray D. Risner, President

     with a copy to:

            Long Aldridge Norman LLP
            303 Peachtree Street, Suite 5300
            Atlanta, Georgia  30308
            Facsimile: 404-527-4198
            Attention: Leonard A. Silverstein, Esq.

or at such other address for a party as shall be specified by like notice to the other parties. Any notice which is delivered personally or by overnight courier in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party or the office of such party. Any notice given by facsimile transmission shall be deemed to have been duly given to the party to whom it is directed upon actual confirmed receipt by such party or office of such party, provided such transmission shall concurrently be addressed and mailed to such party by U.S. certified or registered mail as hereinabove provided. Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is so placed in the mail or, if earlier, the time of actual receipt.

     13.11 Brokerage. Seller and Buyer do hereby expressly warrant and represent, each to the other, that no broker, agent, or finder has rendered services in connection with the transactions contemplated under this Agreement, other than the services of Cleary Gull retained by Buyer, and the services of Nightingale & Associates retained by Seller. Seller hereby indemnifies and agrees to hold harmless Buyer from and against any and all Losses arising or resulting, or sustained or incurred by Buyer, by reason of any claim by any broker, agent, finder, or other person or entity based upon any arrangement or agreement made or alleged to have been made by Seller or Parent in connection with the transactions contemplated under this Agreement. Buyer does hereby indemnify and agree to hold harmless Seller from and against any and all Losses arising or resulting, or sustained or incurred by Seller, by reason of any claim by any broker, agent, finder, or other person or entity based upon any arrangement or agreement made or alleged to have been made by Buyer in connection with the transaction contemplated under this Agreement.

     13.12 Governing Law. This Agreement is executed by Buyer in, and shall be construed in accordance with and governed by the laws of the State of Georgia without giving effect to the principles of conflicts of law thereof.

     13.13 Public Announcements. No initial public announcement shall be made by any person with regard to the Closing of the transactions contemplated by this Agreement without the prior consent of Seller and Buyer; provided that either party may make such disclosure if advised by counsel that it is legally required to do so. Seller and Buyer will discuss the initial public announcement or disclosure concerning the Closing of the transactions contemplated by this Agreement with the other party prior to making such announcement or disclosure.

     13.14 "Seller's Knowledge". References to the phrase "to the knowledge of Seller" or similar language qualifying Seller's knowledge shall mean the knowledge of Seller's officers and directors and other persons named on Schedule 4.01(c) to this Agreement after reasonable inquiry of those persons who assisted in the preparation of the schedules to this Agreement.

     13.15 Construction. This Agreement was the product of negotiations between the parties and, therefore, the rule of contract construction that an agreement shall be construed against the drafter shall not be applied to this Agreement.

     13.16 No Third-Party Beneficiaries. With the exception of the parties to this Agreement, the Protected Buyer Parties and the Protected Seller Parties, there shall exist no right of any person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

     13.17 "Including". Words of inclusion shall not be construed as terms of limitation herein, so that references to "included" matters shall be regarded as non-exclusive, non-characterizing illustrations.

     13.18 References. Whenever reference is made in this Agreement to any Article, Section, Schedule or Exhibit, such reference shall be deemed to apply to the specified Article or Section of this Agreement or the specified Schedule or Exhibit to this Agreement.


               [Signatures begin on following page]


     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date indicated on the first page hereof.

                                  BUYER:

                                  SED INTERNATIONAL, INC.


                                  By:
                                      Name:
                                      Title:


                                  SELLER:

                                  GLOBELLE, INC.


                                  By:
                                      Name:
                                      Title: